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                                                                     EXHIBIT 5.1


                     [HAYNES AND BOONE, L.L.P. LETTERHEAD]



December 4, 1996




BeautiControl Cosmetics, Inc.
2121 Midway
Carrollton, Texas  75006

Gentlemen:

We have acted as counsel to BeautiControl Cosmetics, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8, as it may be amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on or about December 4, 1996, under the Securities Act of 1933 relating to the registration of 270,000 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of the Company that may be issued from time to time upon the exercise of options granted under the 1996 Incentive Stock Option Plan and the 1996 Non-Qualified Stock Option Plan (collectively referred to as the "Plans.").

We have examined (i) the Certificate of Incorporation and the Bylaws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plans and the issuance of the Shares or options pursuant to the Plans; (iii) certificates of certain officers and directors of the Company; (iv) the Plans and the forms of agreements pertaining thereto; and (v) such other documents as we have deemed necessary for the expression of the opinions contained herein. In rendering the opinion set forth below, we have assumed that all stock option exercise prices will exceed $.10, the par value of the Shares.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 270,000 Shares, when issued in accordance with the terms of the Plans and the option agreements relating to the Shares, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ HAYNES AND BOONE, L.L.P.
                                           HAYNES AND BOONE, L.L.P.